Exhibit 10.1

INVESTMENTAGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”) is made as of the 22nd day of March 2022, by and among WORLD HEALTH ENERGY HOLDINGS, INC., a Delaware corporation (“WHEN”), CROSSMOBILE S.P.Zoo, a company organized under the laws of Poland (the “Company”) and the Company shareholders listed on the signature page hereof (collectively, the “Company Shareholder”). For purposes of this Agreement, WHEN, the Company, and the Company Shareholders are sometimes collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, the parties have executed an Letter of Intent (LOI) regarding the provision by WHEN of cybersecurity and related services and products to the Company;

WHEREAS, in connection therewith WHEN desires to invest in the Company and the Company and the Company Shareholders are agreeable to such investment, all as herein provided;

WHEREAS, the Parities agree that the foregoing Recitals are true and correct and are hereby incorporated into this Agreement by this reference; and,

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the Parties agree as follows:

ARTICLE I

INVESTMENT

Section 1.1 Initial Investment. Upon the terms and subject to the conditions of this Agreement, WHEN shall invest, in exchange of, and the Company shall issue to WHEN, ordinary shares (the “Initial Company Shares”) of the Company, representing on the date of issuance 26% of the issued and outstanding shares of the Company on a fully diluted basis, in consideration for which WHEN shall issue to the Company 10,000,000,000 (Ten Billion) shares (the “WHEN Shares”) of WHEN common stock par value $0.00001 per share , subject to adjustment in respect of any capital reorganization that may be implemented such as a reverse stock split (the “WHEN Common Stock”). The amount of the Initial Company Shares is based on an agreed upon pre-money valuation of the Company,

Section 1.2 Option. WHEN shall have the option, exercisable for a period of 18 months from the date hereof, but not the obligation to purchase additional shares of Company such that following such issuance WHEN shall hold, together with the Initial Company Shares, in the aggregate 51%, on a fully diluted basis, of the issued and outstanding shares of the Company (the “Company Option Shares”; and together with the Initial Company Shares, the “Company Shares”), in consideration for which WHEN shall issue additional WHEN Common Stock consistent with the pre-money valuation of the Company as determined by an independent valuation produced by a valuator which shall be mutually acceptable to WHEN and the Company (“Company Valuation”) and which shall be based on, among other things, certified financial statements of the Company and other criteria mutually agreed upon by the Parties (hereinafter, each such issuance being the “WHEN Option Shares”; and together with the WHEN Shares, the “WHEN Consideration Shares”).

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Upon issuance, the WHEN Consideration Shares will be validly issued, fully paid and nonassessable and not subject to any pre-emptive or similar rights, and the Company shall have acquired the sole legal and beneficial ownership of the WHEN Consideration Shares free and clear of all encumbrances placed by WHEN.

Section 1.3 Restriction on WHEN Consideration Shares. The Company acknowledges that the WHEN Consideration Shares issued pursuant to the terms and conditions set forth in this Agreement will be “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”) and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws. All certificates representing the WHEN Consideration Shares issued upon Closing (as defined below) will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the WHEN Consideration Shares will be issued to the Company pursuant to an exemption from the registration requirements of the Securities Act:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF WHEN

WHEN represents and warrants to the Company as follows:

Section 2.1 Organization and Good Standing. WHEN is duly incorporated, organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease its properties and to carry on its business as now being conducted and as presently proposed to be conducted. WHEN is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise active in a way which makes such qualification or licensing necessary, and where the failure to be so qualified or licensed would have a material adverse effect on its businesses, operations, or financial condition or be material to WHEN’s ability to consummate the transactions contemplated hereby or to perform its obligations under this Agreement.

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Section 2.2 Authority; Execution and Delivery. WHEN has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery by WHEN of this Agreement has been, and the consummation of the transactions contemplated hereby, has been duly and validly authorized by all requisite corporate action on the part of WHEN. This Agreement has been duly and validly executed and delivered by WHEN. This Agreement constitutes a valid and binding obligation of WHEN enforceable against it in accordance with its terms, in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity). “Laws” shall mean all federal, state, local, regional, municipal or foreign laws, statutes, rules, regulations, ordinances, codes, decrees, judgments, orders or other legal requirements.

Section 2.3 No Conflict; Consents

(a) The execution, delivery and performance of this Agreement by WHEN, and the consummation by WHEN of the transactions contemplated hereby, will not conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under (i) any provision of the Articles of Association of WHEN or other governing documents as currently in effect; (ii) any of the terms, conditions or provisions of any contract to which WHEN is a party or by which any of properties or assets are bound; or (iii) under any Law applicable to the Company or a Company Shareholder or any of its respective properties or assets.

(b) The lawful execution, delivery and performance of this Agreement by WHEN, and the consummation by WHEN of the transactions contemplated hereby, will not require any consent, waiver, approval, authorization or other permit of, or filing or registration with or notification to, any individual, corporation, limited liability company, partnership, joint venture, trust, association, unincorporated organization, other entity or Governmental Authority (“Person”) or any Governmental Authority. “Governmental Authority” shall mean any federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

Section 2.4 Valid Issuance. When issued, the WHEN Consideration Shares to be issued to the Company in accordance with this Agreement will be duly authorized, validly issued, fully paid and non-assessable, free and clear from all Encumbrances (except for applicable securities laws), and will not be subject to any preemptive rights or similar rights and will be duly registered in the name of the Company. “Encumbrance” shall mean any security interest, pledge, mortgage, lien, charge, encumbrance, license, easement, right-of-way, cloud on title, adverse claim, preferential arrangement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. The WHEN Consideration Shares will entitle the Company to the same rights and obligations as all other shares of WHEN Common Stock.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND COMPANY SHAREHOLDERS

The Company and each Company Shareholder, jointly and severally, represent and warrant to WHEN as follows:

Section 3.1 Organization. The Company is a corporation duly formed under the law of Poland, and has all requisite corporate power and authority to own its properties and assets, to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary.

Section 3.2 Authority; Execution and Delivery. The Company and each Company Shareholder has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and each Company Shareholder has been, and the consummation of the transactions contemplated hereby, has been duly and validly authorized by all requisite action on the part of the Company and each Company Shareholder. This Agreement has been duly and validly executed and delivered by the Company and each Company Shareholder. This Agreement constitutes a valid and binding obligation of the Company and each Company Shareholder enforceable against it in accordance with its terms.

Section 3.3 No Conflict; Consents

(a) The execution, delivery and performance of this Agreement by the Company and each Company Shareholder, and the consummation by the Company and each Company Shareholder of the transactions contemplated hereby, will not conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under (i) any provision of the Articles of Association of the Company or other governing documents as currently in effect; (ii) any of the terms, conditions or provisions of any Contract to which the Company or Company Shareholder is a party or by which any of its respective properties or assets are bound; or (iii) under any Law applicable to the Company or a Company Shareholder or any of its respective properties or assets. “Contract” shall mean all contracts, agreements, commitments, notes, bonds, deeds of trust, indentures, leases, mortgages, arrangements, documents, instruments, guaranties, plans, policies and arrangements, whether written or oral, of any nature or description that the Company or a Company Shareholder is party to or obligated by.

(b) The lawful execution, delivery and performance of this Agreement by the Company and each Company Shareholder, and the consummation by the Company and the Company Shareholders of the transactions contemplated hereby, will not require any consent, waiver, approval, authorization or other permit of, or filing or registration with or notification to, any Person.

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Section 3.4 Litigation. There is no action, suit, hearing, inquiry, review, proceeding or investigation by or before any court or Governmental Authority (an “Action”) pending or currently threatened against the Company, a Company Shareholder or any director or officer of the Company in such capacity, that may affect the validity of this Agreement or the right of the Company or a Company Shareholder to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or currently threatened against the Company, a Company Shareholder or any director or officer of the Company in such capacity, before any Governmental Authority or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, Governmental Authority, commission, agency, instrumentality or arbitrator against or relating to the Company or a Company Shareholder. Neither the Company nor any Company Shareholder is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any Government Authority.

Section 3.5 Capitalization of the Company. The registered share capital of the Company is ______ divided into ______ Ordinary Shares of which __________ are issued and outstanding (assuming the exercise of all issued and outstanding convertible securities). The Company Shareholders are the sole shareholders of the Company. All of the issued and outstanding shares of Ordinary Shares of the Company the Company are duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable securities and corporate Laws of Poland and will have been issued free of Encumbrances, including without limitation, pre-emptive rights of any Person. There are no outstanding (i) options, subscriptions, warrants, or other rights to purchase or otherwise acquire from the Company any share capital of the Company, (ii) debt securities or instruments convertible into or exchangeable for shares of the Company or (iii) commitments of any kind for the issuance of additional shares of the Company or options, warrants or other securities of the Company.

Section 3.6 Shareholders. The Company has provided WHEN a true and complete list of the holders of all issued and outstanding shares of the Company.

Section 3.7 Tax Matters.

(a) The Company has timely filed all Tax Returns in connection with any Taxes which are required to be filed on or prior to the Closing, taking into account any extensions of the filing deadlines which have been validly granted to the Company or its subsidiaries, and all such returns are true and correct in all material respect;

“Tax Returns” shall mean any federal, state, local or foreign return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

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(b) The Company has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable;

(c) The Company is not presently under and has not received notice of, any contemplated investigation or audit by Governmental Authority of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof; and

(d) All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate Governmental Authority.

“Taxes” shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority and shall include any transferee liability in respect of Taxes.

Section 3.8 Subsidiaries. The Company does not and has never maintained any stock, partnership, joint venture or any other security or ownership interest in any other Person.

Section 3.9 Personal Property. The Company possesses, and has good and marketable title of all property necessary for the continued operation of the business of the Company as presently conducted and as represented to WHEN. All equipment, furniture, fixtures and other tangible personal property and assets owned by the Company is owned by the Company free and clear of all Encumbrances.

Section 3.10 Intellectual Property. The Company owns or holds an interest (including by way of a license) in all intellectual property necessary for the operation of the business of the Company as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

(a) all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);

(b) all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

(c) all copyrights in both published works and unpublished works (collectively, the “Copyrights”);

(d) the[ MVNO License], a copy of which is attached hereto as Exhibit A;

(d) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blueprints owned, used, or licensed by the Company as licensee (collectively, the “Trade Secrets”).

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Section 3.11 Company Intellectual Property. A full list of all the Intellectual Property Assets is included on Schedule 3.11 of this Agreement.

Section 3.12 Contracts. Schedule 3.12 attached hereto lists each Contract to which the Company is a party. Each Contract is in full force and effect, and there exists no breach or violation of or default by the Company or any of its subsidiaries under any Contract, or any event that with notice or the lapse of time, or both, will create a breach or violation thereof or default under any Contract by the Company. The continuation, validity, and effectiveness each Contract will in no way be affected by the consummation of the transactions contemplated in this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

Section 3.13 Consultants. All consultants, agents and representatives of the Company have been paid all compensation, salaries, wages, income and any other sum due and owing to them by the Company, as of the Closing. The Company is not aware of any labor conflict or dispute with any employee, consultant or any third Person, and no employee, consultant or any third Party is in violation of any term of their Contract, nondisclosure agreement, non-competition agreement or any other Contract relating to the relationship of such Person with the Company.

Section 3.14 Real Property. The Company does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which the Company is a party or is bound is legal, valid, binding, enforceable and in full force and effect in all respects. All rental and other payments required to be paid by the Company pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on the terms thereof following the Closing Date. The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or Encumbered any interest in the Leases or the leasehold property pursuant thereto.

Section 3.15 Certain Transactions. The Company is not a guarantor or indemnitor of any indebtedness of any third-party.

Section 3.16 Foreign Corrupt Practices Act. The Company has not engaged in any activity, practice or conduct which would constitute an offence under the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1, et seq and rules, regulations, thereunder and no action, investigation, inquiry, charge, claim, demand or notice has been filed or commenced against it alleging any failure to comply.

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Section 3.17 Economic Risk. The Company has knowledge and experience in evaluating and investing in securities in companies similar to WHEN so that it is capable of evaluating the merits and risks of the transaction and has the capacity to protect its own interests.

Section 3.18 Company Information. The Company has had an opportunity to discuss WHEN’s business, management and financial affairs with directors, officers and management of WHEN.

Section 3.19 Securities Laws Representations.

(a) The Company is acquiring the WHEN Consideration Shares for its own account with the present intention of holding such Shares for purposes of investment and the Company is not acquiring the WHEN Consideration Shares with a view to or for distribution thereof, within the meaning of the Securities Act. The Company is acquiring the WHEN Consideration Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part, and no other Person has a direct or indirect beneficial interest in the restricted WHEN Consideration Shares the Company is acquiring herein. Further, the Company does not have any Contract with any Person to sell, transfer or grant participations to such person or to any third person, with respect to the WHEN Consideration Shares the Company is acquiring.

(b) At no time was the Company presented with or solicited by any newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(c) The Company acknowledges and understands that the WHEN Consideration Shares have not been registered under the Securities Act or qualified under the securities or “blue sky” laws of any state in reliance upon exemptions from registration or qualification thereunder and the WHEN Consideration Shares may not be sold, offered, transferred, assigned, pledged, hypothecated or otherwise disposed of or encumbered, except in compliance with the Securities Act and such rules and regulations.

Section 3.20 Accuracy. All representations, warranties and certifications contained in this Agreement, including any schedules delivered herewith, and all the other documents delivered directly and indirectly in connection with this Agreement and the transactions contemplated herein by the Company are true, correct and complete, do not contain any statement which is false or misleading with respect to a material fact and do not omit to state a material fact necessary in order to make the statements herein and therein not false or misleading.

ARTICLE IV

CONDITIONS TO CLOSING; DELIVERIES

Section 4.1 Closing. The consummation of the agreement pursuant to this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures or at such time and place as WHEN and the Company shall designate (the “Closing Date”), subject to the fulfillment of the conditions to Closing as set forth hereunder.

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Section 4.2 Closing Conditions of WHEN.

Section 4.2.1 Closing Deliverables. The obligation of WHEN to effect the investment shall be subject to the delivery to WHEN at or prior to the Closing of the following documents, unless waived by WHEN:

(a) delivery to WHEN of copies of all resolutions and/or consents and actions adopted by or on behalf of the board of directors of the Company (the “Board”) evidencing approval of this Agreement and the transactions contemplated hereunder, including the appointment of Giora Rozensweig as one of the two directors to the Board of the Company;

(b) delivery to WHEN of excerpts of the Company’s share register, filled in as required by this Agreement and certificates representing the Company Shares;

(c ) the increase by the Company of its authorized share capital; and

(d) such other instruments and certificates as may be requested by WHEN.

Section 4.2.2 Conditions to Closing. The obligation of WHEN to effect the transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless waived by WHEN:

(a) each representation, warranty and covenant of the Company and the Company Shareholders is true and correct at the Closing as if made on and as of the Closing and at or prior to the Closing, and the Company and the Company Shareholders shall have delivered to WHEN a certificate to that effect signed by an officer of the Company and the Company Shareholders, respectively;

(b) each of the Company and the Company Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and the Company and the Company Shareholders shall have delivered to WHEN a certificate to that effect signed by an officer of the Company and the Company Shareholders, respectively;

(c) from the date of this Agreement through the Closing, there shall not have occurred any change, circumstance or event concerning the Company that has had or could be reasonably likely to have a material adverse effect on the Company;

(d) no Law or any temporary restraining order, preliminary or permanent injunction or other judgment issued by, any Governmental Authority shall be in effect having the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation thereof or imposing, individually or in the aggregate, a burdensome condition (collectively, “Legal Restraints”) and (ii) no Governmental Authority shall have instituted any action or proceeding (which remains pending at what would otherwise be the Closing Date) seeking to temporarily or permanently enjoin, restrain or otherwise prohibit consummation of the transactions contemplated hereby or impose a Legal Restraint.

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Section 4.3. Closing Conditions of the Company and the Company Shareholders.

Section 4.3.1 Closing Deliverables. The respective obligations of the Company and the Company Shareholders to effect the transaction shall be subject to the delivery at or prior to the Closing of the following documents, unless waived by the Company:

(a) delivery to the Company of copies of all resolutions and/or consents and actions adopted by or on behalf of the board of directors of WHEN evidencing approval of this Agreement and the transactions contemplated hereunder; and

(b) The Company shall have received from WHEN stock certificates or, in lieu thereof, book entry form confirmation, evidencing their respective ownership of the WHEN Consideration Shares then due.

Section 4.3.2 Conditions to Closing. The obligation of Company and the Company Shareholders to effect the transactions shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless waived by Company and the Company Shareholders:

(a) each representation, warranty and covenant of WHEN is true and correct at the Closing as if made on and as of the Closing and at or prior to the Closing and WHEN shall have delivered to Company a certificate to that effect signed by an officer of WHEN;

(b) WHEN shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and WHEN shall have delivered to the Company and the Company Shareholders a certificate to that effect signed by an officer of WHEN;

(c) from the date of this Agreement through the Closing, there shall not have occurred any change, circumstance or event concerning WHEN that has had or could be reasonably likely to have a material adverse effect on WHEN; and

(d) No Law or any Legal Restraint shall be in effect and no Governmental Authority shall have instituted any action or proceeding (which remains pending at what would otherwise be the Closing Date) seeking to temporarily or permanently enjoin, restrain or otherwise prohibit consummation of the transactions contemplated hereby or impose a Legal Restraint.

ARTICLE V

TERMINATION

Section 5.1 Termination. This Agreement may be terminated at any time prior to the Closing contemplated hereby by:

(a) mutual agreement of WHEN and the Company;

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(b) WHEN, if there has been a material breach by the Company or the Company Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company or the Company Shareholders that is not cured, to the reasonable satisfaction of WHEN, within 30 days after notice of such breach is given by WHEN (except that no cure period will be provided for a breach by the Company or the Company Shareholders that by its nature cannot be cured); provided that WHEN shall not be entitled to terminate the Agreement under this Section 5.1(b), if it is in breach of any material representation, warranty, covenant or agreement at such time and such breach by WHEN is not the direct result of the breach by the Company or the Company Shareholders, as the case may be, of any of material representation, warranty, covenant or agreement applicable to them;

(c) the Company, if there has been a material breach by WHEN of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of WHEN that is not cured, to the reasonable satisfaction of the Company, within 30 days after notice of such breach is given by the Company (except that no cure period will be provided for a breach by the Company that by its nature cannot be cured); provided that Company shall not be entitled to terminate the Agreement under this Section 5.1(c), if it is in breach of any material representation, warranty, covenant or agreement at such time and such breach by the Company is not the direct result of the breach by WHEN of any of material representation, warranty, covenant or agreement applicable to WHEN;

(d) WHEN, if the acquisition by WHEN of the Initial Company Shares contemplated by this Agreement has not been consummated prior to September 30, 2022 (other than as a result of any failure on the part of terminating party to comply with or perform any covenant or obligation of such party set forth in this Agreement or in any other agreement or instrument delivered to the non-terminating party in connection with the transactions contemplated by this Agreement);

(e) WHEN or the Company if (i) a court of competent jurisdiction or other Governmental Authority shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or (ii) there shall be any Law enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Authority that would make consummation of such transactions illegal.

Section 5.2 Effect of Termination. In the event of the termination of this Agreement as provided in this Section, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1 Survival of Representations and Warranties. All representations, warranties, covenants and agreements of the Parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the Closing for eighteen months from the Closing Date.

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Section 6.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no Party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other Parties.

Section 6.3 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, costs or fees, including without limitation the fees and expenses of any investment banks, attorneys, accountants, or other experts or advisors retained by such Party.

Section 6.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) or on the next business day after being transmitted by e-mail at the addresses set forth on the signature pages of this Agreement. No change in any of such addresses shall be effective insofar as notices under this Section 6.4 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 6.4.

Section 6.5 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.

Section 6.6 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 6.7 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 6.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

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Section 6.9 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the appropriate court sitting in New York Count, New York, in respect of any matter arising under this Agreement.

Section 6.10 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 6.11 Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[Remainder of Page Intentionally Omitted; Signature Page to Follow]

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In Witness, the undersigned have executed and delivered this Agreement as of the date first above written.

WORLD HEALTH ENERGY HOLDINGS, INC.		CROSSMOBILE S.P.Zoo

By:	/s/ Gaya Rozensweig	By:	/s/ Henryk Tomasz Tromer
Title:	Director	Title:	CEO

/s/ Gaya Rozensweig		/s/ Henryk Tomasz Tromer
Company Shareholder		Company Shareholder

/s/ Giora Rozensweig
Giora Rozensweig

/s/ Marcos Enrique Lande
Marcos Enrique Lande

/s/ Luc Louis Schellen
Luc Louis Schellen

/s/ George Baumoehl
George Baumoehl

/s/ Natalia Tromer
Natalia Tromer

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